Exhibit 10.1

Please return to:

Kinney & Kinney, LLC

Attorneys at Law

P. O. Box 7050

St. Mary’s, GA 31558

STATE OF GEORGIA	Re: Deed to Secure Debt recorded in Deed
Book 2216, page 189, Camden County,
COUNTY OF CAMDEN	Georgia, records.

MODIFICATION AGREEMENT

THIS AGREEMENT is entered into between SGB Development Corp., hereinafter referred to as “Borrower”, and Palermo Lender LLC, hereinafter referred to as “Lender”;

WITNESSETH THAT:

On August 18, 2022, the Borrower executed and delivered to Lender a promissory note in the original principal amount of $148,300.00 as subsequently extended and modified to increase the principal balance of the Note to $200,000.00 (“Note”), together with a deed to secure debt (“Security Deed”) of the same date conveying property in the City of St. Mary’s, Georgia, as security for the indebtedness evidenced by the Note as well as any and all additional loans made to the Borrower, which Security Deed is recorded in Deed Book 2216, page 189, Camden County, Georgia, deed records.

Borrower and Lender have agreed to extend the maturity date of the Note to March 1, 2025 and to increase the interest rate of the Note from 10.99% with ACH to 11.99% without ACH, said Note to remain secured by the Security Deed.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein, $1.00 and other good and valuable considerations in hand paid by the Borrower to the Lender, the parties do hereby agree that the Security Deed is hereby modified by evidencing the Borrower’s obligation to repay the previously incurred indebtedness of $200,000.00, together with any other and future indebtedness which may now or hereafter be owing by the Borrower to the Lender, as secured by the Security Deed.

This modification of the Security Deed is entered into for the sole purpose of evidencing the extension of the Note and the increase in the interest rate under the Note secured by the Security Deed.

Except for the above modifications, all of the terms and conditions of the Security Deed are ratified and shall remain unaltered and of full force and effect, and this agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals this 2nd day of October, 2024.

SGB Development Corp.,
a Delaware corporation

By:	/s/ Nicolai Brune (SEAL)
Nicolai Brune, its CFO

Signed, sealed, and delivered in the presence of:

Bowna Vilina
Witness

/s/ Alexander Daniel Castellanos
Notary Public

Palermo Lender LLC

By: DG Investments Limited, Inc., a Florida corporation, its Authorized Member

	By:	/s/ Daniel Gamburd (SEAL)
Daniel Gamburd, its Director

Signed, sealed, and delivered in the presence of:

Camila Marquez
Witness

/s/ Ariana Pineda Tejeda
Notary Public